SEPARATION AGREEMENT AND FULL RELEASE

EMPLOYEE is advised to consult with an attorney prior to
executing this Separation Agreement and Full Release.
This Separation Agreement and Full Release (this “Agreement”) is made and entered into effective the 30th day of June, 2021, between Terry Pittman (“EMPLOYEE”) and CURO Management LLC, and other parties defined below (“COMPANY”) (individually, each a “Party,” and collectively, the “Parties”). COMPANY includes CURO Management LLC and all of its direct and indirect subsidiaries, parent companies (including CURO Group Holdings Corp. (“CURO”)), affiliates, and their officers, directors, agents, employees, representatives, successors or assigns.

In consideration of the compensation set forth below, the mutual terms and conditions and such other, good and valuable consideration, the receipt and sufficiency is acknowledged, and intending to be legally bound, the Parties agree as follows:

A.    Separation Date. EMPLOYEE has been employed by COMPANY. The EMPLOYEE has been separated from employment with the COMPANY effective June 30th, 2021 (“Separation Date”). This Agreement should not be construed as evidence of wrongdoing by either Party.

B.    Consideration. As consideration for EMPLOYEE entering into this Agreement, including but not limited to the release set forth in section C. below, COMPANY agrees to provide severance payments, on COMPANY’S normal payroll cycle, as further detailed in EMPLOYEE’s Employment Agreement dated October 24, 2019 (the “Employment Agreement”), consisting of EMPLOYEE’s annual base salary of $452,368 for a twelve (12) month period following the Separation Date (the “Separation Payments”), as well as reimbursement for COBRA payments for a twelve (12) month period, subject to EMPLOYEE’s election of COBRA’s continuation coverage under the COMPANY’S group health plan. EMPLOYEE understands the COMPANY will continue to be required to deduct from the EMPLOYEE’s base salary certain federal and state taxes and other sums as required by law. In addition, the vesting of twenty thousand two hundred thirty-three (20,233) restricted stock units of CURO subject to time-based vesting shall be accelerated to the date this Agreement becomes enforceable against EMPLOYEE and COMPANY. CURO will net settle the restricted stock units under normal vesting practice, and EMPLOYEE understands that any additional state and federal taxes incurred subsequent to the accelerated vesting are the responsibility of EMPLOYEE.

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C.    General Release of All Claims. In consideration of the Separation Payments and other valuable consideration from COMPANY to EMPLOYEE as detailed in Paragraph B above, EMPLOYEE fully releases, acquits, discharges and settles in favor of COMPANY:

1.Any and all claims, damages, injuries, causes of action, attorneys’ fees, costs, expenses or other rights that EMPLOYEE has or may bring against COMPANY, including, but not limited to, claims arising out of EMPLOYEE’s employment, claims for compensation, termination, harassment, discrimination, or any claims arising out of EMPLOYEE’s employment with COMPANY, known or unknown, up to and including the date of this Agreement;

2.Any and all known or unknown claims, expenses, injuries, losses, rights of contribution or indemnity, as well as any other statutory rights, attorneys’ fees and damages, without limitation, which now exist or may ever develop, which are in any way connected with, based upon, or arise out of EMPLOYEE’s employment with COMPANY up to and including the date this Agreement becomes enforceable against EMPLOYEE and COMPANY.; and

3.Any and all claims for monies, damages, emotional distress, stress, physical injuries, bodily injury, medical expenses, and reinstatement to employment. This Agreement also includes a release for any claim under state, federal, or local law or authority, including but not limited to any claim relating to conditions of employment, wrongful discharge, retaliation, or discrimination in employment, and including any claim under Title VII of the Civil Rights Act of 1964; the Post Civil War Acts (42 USC §§ 1981-1988); the Americans with Disabilities Act (“ADA”); the Equal Pay Act of 1963; the Occupational Safety and Health Act; the Age Discrimination in Employment Act (“ADEA”); the Contract Worker Hours and Safety Act; any regulations under or amendments of such authorities; and any applicable contract, tort, or other common law or statutory law theories.

4.EMPLOYEE understands and agrees that this Agreement constitutes a full and final compromise, satisfaction and settlement of all claims and rights against COMPANY, in any way connected with, based upon, or arising out of his employment with COMPANY up to and including the date this Agreement becomes enforceable against EMPLOYEE and COMPANY.

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D.    Claims Not Released. EMPLOYEE is not waiving any rights he may have to: (a) his own vested accrued employee benefits under COMPANY’s health, welfare, or retirement benefit plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) pursue claims which by law cannot be waived by signing this Agreement; and/or (d) enforce this Agreement.

E.    Governmental Agencies. Nothing in this Agreement prohibits, prevents, or otherwise limits EMPLOYEE from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC, etc.) or in any legislative or judicial proceeding nor does anything in this Agreement preclude, prohibit or otherwise limit, in any way, EMPLOYEE’s rights and abilities to contact, communicate with or report matters to federal, state, or local officials for investigation or otherwise participate in any whistleblower program administered by any such agencies. However, to the maximum extent permitted by law, EMPLOYEE agrees that if such an administrative claim is made, EMPLOYEE shall not be entitled to recover any individual monetary relief or other individual remedies.

F.    Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, EMPLOYEE waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which COMPANY is a party.

G.    Company Property. By signing this Agreement, EMPLOYEE agrees and acknowledges that Employee has returned to the COMPANY all originals and copies of COMPANY documents and all COMPANY property.
H.    Non-Disparagement. The post termination covenants included in Section 9 of EMPLOYEE’S Employment Agreement survive for the Designated Period (as defined in the Employment Agreement).
I.    Entire Agreement. This Agreement is the entire agreement between COMPANY and EMPLOYEE, and all previous agreements or promises, whether written or oral, between the COMPANY and EMPLOYEE are superseded and voided; provided however, that any provisions in the Employment Agreement that by their terms do not terminate upon termination of employment shall continue in full force and effect for the intended duration. The Agreement may not be modified except by a writing signed by each of the Parties hereto, or their duly authorized representatives. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties.

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J.    Acknowledgements.
1.The Parties acknowledge, warrant, represent, and agree that in executing and delivering the Agreement, they do so freely, knowingly, and voluntarily, that they had an opportunity to or did discuss its terms and the implications thereof with legal counsel, that they are fully aware of the contents and effect thereof and that such execution and delivery is not the result of any fraud, duress, mistake, or undue influence whatsoever. The Parties warrant that no other party or any agent or attorney of any other party has made any promise, representation, or warranty whatsoever not contained herein to induce them to execute this Agreement. All Parties represent that they have not executed this Agreement in reliance on any promise, representation, or warranty not contained herein.
2.Each Party represents that it has not filed any complaint, charge, claim or action against the other Party with any state, federal or local agency or court and that it will not file any claim at any time regarding the matters except as otherwise expressly permitted by this Agreement.
3.    EMPLOYEE affirms that EMPLOYEE has been reimbursed for all necessary expenses or losses incurred by EMPLOYEE within the scope of EMPLOYEE’s employment. EMPLOYEE affirms that EMPLOYEE has been granted any leave to which EMPLOYEE was entitled under the Family and Medical Leave Act or state or local leave or disability accommodation laws. EMPLOYEE further affirms that EMPLOYEE has no known workplace injuries or occupational diseases.
4. This Agreement is intended to comply with and be enforceable under the Older Workers Benefit Protection Act. EMPLOYEE acknowledges and agrees that he/she is specifically waiving rights and claims under the Age Discrimination in Employment Act.

5. EMPLOYEE has been given twenty-one (21) days to consider the terms of this Agreement.

6. EMPLOYEE will have seven (7) days after signing this Agreement to revoke his/her decision by delivering a written notice of revocation to the COMPANY at CURO Management LLC c/o Jillian Slagter, 200 W Hubbard, Chicago, IL 60654. The COMPANY acknowledges that this Agreement shall not become valid or enforceable until the expiration of the 7-day revocation period.

K.    Consequences of Breach. In the event of a material breach of the representations or the obligations set forth in the preceding paragraphs the

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prevailing party in any action brought to enforce the terms or conditions of this Agreement shall be entitled to recover all provable damages, in addition to such other remedies as may be available under this Agreement at law or in equity as well as the prevailing party's attorneys’ fees and costs, including expenses, fees and costs for any mediation, arbitration, administrative hearing or appeal.
L.    Governing Law. This contract shall be governed and construed in accordance with the laws of Kansas, excluding that State’s choice-of-law principles, and all claims relating to or arising out of this contract, or the breach thereof, whether sounding in contract, tort or otherwise, shall likewise be governed by the laws of Kansas, excluding that State’s choice-of-law principles.
M.    Severability. The provisions of this Agreement are severable; if any provision of this Agreement is held invalid or unenforceable, this Agreement shall be enforced to the maximum extent permissible and the remaining terms of this Agreement shall remain in full force and effect.
N.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. All counterparts shall constitute one agreement binding on all Parties.
O.    Liability. Nothing in this Agreement shall be construed as an admission of liability by either Party or its/hers officers, agents, employees, representatives, successors or assigns.

THE PARTIES HAVE READ THIS AGREEMENT. THEY UNDERSTAND IT AND ARE SIGNING IT VOLUNTARILY AND KNOWINGLY. THEY ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY PRIOR TO AGREEING AND SIGNING. FURTHER, EMPLOYEE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT IS INTENDED TO OR SHALL INTERFERE WITH EMPLOYEE’S RIGHT TO PARTICPATE IN A PROCEEDING WITH ANY APPROPRIATE FEDERAL, STATE OR LOCAL GOVERNMENT AGENCY ENFORCING DISCRIMINATION LAWS, NOR SHALL THIS AGREEMENT PROHIBIT EMPLOYEE FROM COOPERATING WITH ANY SUCH AGENCY IN ITS INVESTIGATION.

Employee

By: Terry Pittman

Signature: _/s/ Terry Pittman_________________________

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Date: __________________________________________

CURO Management, LLC

By: Jillian Slagter

Title: Chief HR Officer

Signature: _/s/ Jillian Slagter__________________________

Date: __________________________________________

CURO Group Holding Corp.

By: Jillian Slagter

Title: Chief HR Officer

Signature: _/s/ Jillian Slagter__________________________

Date: __________________________________________

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